EXHIBIT 10.37



      The asterisks in this document indicate where the confidential portions have been omitted pursuant to a request for confidential
        treatment. The request for confidential treatment has been filed separately with the Commission.

                                                                October 29, 1997
                                                                    Page 1 of 27


                            CHASE DATABASE AGREEMENT


         This Agreement is made and entered into as of October 1, 1997, by and among DynaMark, Inc. a Minnesota corporation (hereinafter referred to as "DynaMark"), and Chase Manhattan Bank USA, National Association, (hereinafter referred to as "Customer").

                                    RECITALS:

         WHEREAS, DynaMark will design, develop, produce and operate as set forth herein a database for use by Customer for analysis and modeling in connection with targeting potential customers for its products and services (the "Chase Database"). The Chase Database as further defined below, will be the sole and exclusive property of Customer, including but not limited to, any and all intellectual property rights inherent in and appurtenant to the Chase Database, although the Chase Database shall be physically maintained at DynaMark as part of the services DynaMark provides hereunder; and

         WHEREAS, DynaMark will bear the costs of designing and developing the Chase Database in consideration of Customer's agreement to utilize the services of DynaMark, in conjunction with the Chase Database, for an initial five (5) year term as set forth herein.

         WHEREAS, Customer during the term of the Agreement desires to have DynaMark design, produce and operate the Chase Database and to obtain a license to use DynaLink(R) Database Access PC software (hereinafter referred to as the "DynaLink(R) Software") and on-line analytical processing ("OLAP") software to access the data in the Chase Database.

         WHEREAS, Customer desires to license the DynaLink(R) Software which DynaMark has developed and which may be used by Customer in order to access the Chase Database at DynaMark as well as certain other Third Party software (the DynaLink(R) Software and Third Party software sometimes collectively called the "Access Software") to access the data in the Chase Database;

         NOW, THEREFORE, in consideration of the foregoing recitals and the obligations herein made and undertaken, and intending to be legally bound, the parties hereto covenant and agree as follows:

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                                                                October 29, 1997
                                                                    Page 2 of 27

SECTION 1.      DEFINITIONS.

         1.1 Certain Defined Terms. The following terms used in this Agreement shall have the following meanings:

         "Access Software" means the Third Party software (*) or other software developed by DynaMark that DynaMark provides to Customer for use by Customer to access data in the Chase Database maintained at DynaMark. The term "access" refers to Customer extracting, viewing or displaying data which resides in the Chase Database in such a way that supports data analysis and/or selection of marketing populations, but which will not be deemed to result in Customer's having received any consumer credit report or any identifying information on individual consumers contained in any consumer credit report.

         "Affiliate" means with respect to a person, another person controlled by, controlling or under common control with that person. Control exists when a person directly or indirectly owns fifty percent (50%) or more of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of another person, but such person shall be deemed an Affiliate only so long as such ownership exists.

         "Business Day" means a day Monday to Friday, inclusive, but excluding holidays recognized by DynaMark and days on which banks in New York are not authorized or permitted by law or regulation to be open for business to the public.

         "Compiled Data" means all the data included in the Chase Database, and which is either (1) Imported Data stored without modification from its original source (which may be either Customer, DynaMark as agent for a Third Party or Third Party) or (2) data calculated or derived from Imported Data.

         "Custom Software" shall have the meaning ascribed to it in Section 8.2 hereof.

         "Customer's Computer Site" refers to the Customer's computer network system located in a building from which Customer conducts its business in the continental United States of America or the Servicer's computer network system located in a building from which Servicer conducts its business and supports Customer in the continental United States of America. The current number of Customer's Computer Sites at which the Access Software may be used is set forth on the Chase Database Fee Schedule annexed as Exhibit C hereto, which may be amended from time to time as provided in Section 3 hereof. The Customer's
Computer Site(s) may include but is not limited to Customer's office in Hicksville, New York or Customer's office in Wilmington, Delaware.

         "Database Management Software" or "DBMS Software" means the Third Party software in which the Chase Database will be implemented and which resides on the hardware located at DynaMark, and which executes within the

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                                                                October 29, 1997
                                                                    Page 3 of 27

operating system functioning on that hardware. DBMS Software is a type of Access Software.

         "Date of Execution" means, as applicable, the date or dates on which this document or any subsequent Addenda shall have been signed by authorized representatives of both parties.

         "Exported Data" means the data selected and obtained by or on behalf of Customer from the Chase Database.

         "Imported Data" means the agreed upon data which is selected and obtained on behalf of or by Customer and provided to DynaMark for inclusion in the Chase Database.

         "Party" refers to a party to this Agreement.

         "Person" includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality), and its successors and assigns.

         "Chase Database" means:

         (i)     all Compiled Data,

         (ii) the atomic database in which data is stored in its smallest discrete parts,

         (iii) the business relationships and rules by which the atomic parts of the data may be reassembled,

         (iv)    the data tables and files,  into which data is  organized,

         (v) the data model consisting of the design of the database and the tables that will be implemented in the Database Management Software,

         (vi) the set of business relationships which allow Customer to further review and analyze data (known as star schema) which include the metadata and the analysis which resulted in the metadata; and

         (vii) those portions of Custom Software which permit data to be loaded or extracted from the Chase Database and which perform the editing and cleaning processes on the data within the Chase Database.

         "*Software" means the Third Party Database Management Software in which the Chase Database has been implemented and which resides on the hardware located at DynaMark. The * Software is used to organize the data within the Chase Database and enables communication between the Access Software and the Chase Database.

         "Service Request Form" refers to a form to be used by Customer to request additional services offered by DynaMark (current form is attached hereto as Exhibit "A").

                                                                October 29, 1997
                                                                    Page 4 of 27

         "Servicer" refers to The Chase Manhattan Bank and/or Chase Bankcard Services, Inc., each of which is an Affiliate of Customer that provides services to Customer in support of its credit related products and services; and, such other Affiliate of Customer that provides services to Customer in support of its credit related products and services that Customer designates in writing to DynaMark.

         "Third Party" refers to a Person who is not a Party to this Agreement.


SECTION 2.  CHASE DATABASE DEVELOPMENT.


         2.1 Chase Database Description. (a) DynaMark will develop for use exclusively by Customer and its Servicers on behalf of Customer (by the Date of Execution) the Chase Database which shall be organized into a set of modules as described in Exhibit B hereto, which is incorporated into and made a part hereof, populated with data supplied by or on behalf of Customer for use in connection with Chase Database. * While maintained at DynaMark, DynaMark agrees that it shall provide Customer Access Software that can be used by Customer to access the Chase Database.

                  (b) Population of Chase Database. The modules of the Chase Database shall be populated with Imported Data which shall be obtained by Customer or at the request of and on behalf of Customer. The Imported Data shall be provided to DynaMark by or on behalf of Customer in a format mutually agreed upon by the Parties and with agreed upon frequency. Customer is responsible for ensuring that the Third Parties from which Customer obtains data for use hereunder, including the Imported Data, transmit such data to DynaMark in the agreed upon format.

                  (c) Agreements with National Consumer Reporting Agencies. *


         2.2 Additional Modules. Customer may request to have modules in addition to those listed on Exhibit B developed by DynaMark for Customer pursuant to a written request. All terms and conditions set forth herein shall apply to such additional modules to the Chase Database developed by DynaMark for Customer, unless expressly agreed in writing otherwise.

         2.3 Project Description. The Chase Database project will consist of the three (3) phases described in the Task Listing attached as Appendix A hereto. During the three phases of the project, the Parties will perform the tasks listed on the Task Listing attached as Appendix A. The Parties agree that the dates in the Task Listing may require revisions to the date(s) of expected completion of subsequent tasks in the event Customer instructs DynaMark to undertake additional or varied tasks or by delays caused by Customer, a Third Party or any cause beyond DynaMark's reasonable control in completion of earlier tasks. The Parties will use their best efforts to honor any final completion date(s) mutually agreed upon by them in writing.

                                                                October 29, 1997
                                                                    Page 5 of 27


SECTION 3.  LICENSE.

         3.1 Software License. From the Date of Execution, through the term of this Agreement, DynaMark grants Customer a non-transferable, non-exclusive license for Customer, its Servicers or persons performing services on behalf of Customer to use the * software at Customer's Computer Site to access only the data in the Chase Database at DynaMark. DynaMark also grants Customer a non-transferable, non-exclusive license for Customer, its Servicers or persons performing services on behalf of Customer to use the * , the * software, and other Access Software identified in Section C (Access Software Access Charges) of the Chase Database Fee Schedule annexed as Exhibit C hereto installed at DynaMark to access the Chase Database at DynaMark, only. This * software and other Access Software identified in Section C (Access Software Access Charges) of Exhibit C is licensed to DynaMark by Third Parties. The API front end (personal computer) interface of the * software may be installed at Customer's Computer Site and is hereby sub-licensed to Customer by DynaMark only for such purpose. The number of employees of Customer or its Servicers who are authorized to use the * Software, and/or the other Access Software, the number of computers and sites on which said software may be used is set forth on the Chase Database Fee Schedule annexed as Exhibit C hereto, which is incorporated into and made a part hereof. Customer agrees that the Access Software shall only be used as expressly licensed in this Agreement. This license may be terminated by DynaMark upon sixty days prior written notice to Customer if Customer has breached any material provision of this Agreement and the breach remains unremedied at the close of this notice period. Upon such termination of the license by DynaMark, the Agreement also terminates and Customer may request transition services under
Section 6.4 (Termination For Cause-Transition Services).

         3.2 Limits on Usage. The manner in which Customer and its Servicers access and populate the Chase Database or direct that the Chase Database be populated shall comply with the FCRA. Customer and its Servicers shall use the Chase Database in a manner that complies with the FCRA and the Equal Credit Opportunity Act and Regulation B thereto. Customer shall prohibit each of its Servicers from accessing any data in the Chase Data which under the FCRA may not be shared with Customer's Affiliate. Customer may make a back-up copy of the Access Software provided to Customer by DynaMark for use at the Customer's Computer Site and other than written materials for the DynaLink Software, agrees not to make copies of any of the written material for the Access Software provided by DynaMark. Customer and its Servicers shall not modify, disassemble, decompile, or reverse engineer any of the Access Software; and may not attempt to disclose, transfer, sell, sublease, assign or rent any of the Access Software or any part or modification thereof or work derived therefrom. Customer, its Servicers and Affiliates shall not use any of the Access Software to access any data at DynaMark which is not in the Chase Database. Customer and its Servicers shall not use any of the Access Software in a time-sharing or service bureau environment, which shall not include use by a Servicer on the Servicer's

                                                                October 29, 1997
                                                                    Page 6 of 27

computer network system to support Customer, or for the processing, tracking or analysis of data associated with the accounts or prospects of others without DynaMark's permission.

         3.3 Access Software Maintenance. Customer will without additional charge receive prompt corrections of any problems in the Access Software, the DBMS Software and Custom Software as applicable, and which significantly affect the functioning of the Access Software, the DBMS Software and Custom Software as applicable in accessing data in the Chase Database at DynaMark or which significantly impair the Customer's use of the Chase Database at DynaMark while it is maintained by DynaMark (an "Error"). DynaMark must be promptly notified of the Error and Customer agrees to cooperate, to the extent reasonably possible, with DynaMark and help DynaMark duplicate the problem. DynaMark will use reasonable efforts to provide Customer with a cure to an Error in the Access
Software, the DBMS Software and Custom Software as applicable, provided to Customer hereunder as soon as is reasonably practicable after receipt of Customer's notice thereof. Corrections will be made by DynaMark and must be promptly installed once Customer receives such correction. If repair of the Error is not effective after three attempts, then DynaMark will use commercially reasonable efforts to obtain replacement for such defective Access Software, the DBMS Software or Custom Software as applicable, and if it is unable to do so, the parties will (to the extent possible) utilize a previous release of the affected Access Software, the DBMS Software or Custom Software. DynaMark's obligation to correct any Error in the Access Software, the DBMS Software and Custom Software does not include, and Customer specifically assumes the cost of, the following: (a) to the extent any loss is attributable to the fault or negligence of Customer; (b) failure to operate the Access Software, the DBMS Software or Custom Software in accordance with operating instructions; or (c) problem affected by Customer-modified portions of the Access Software, the DBMS Software or Custom Software without DynaMark's consent. Corrections for Errors substantially caused by Customer's actions, negligence or unauthorized changes in the Access Software, the DBMS Software or Custom Software shall be billed at DynaMark's standard time and material charges. Customer may receive and must promptly install any updated versions of the Access Software or the DBMS Software it receives which do not significantly interfere with Customer's then current use of such Access Software ("Updates"). Should Customer fail to implement such Updates, Customer shall, if requested by DynaMark, be required to pay some additional reasonable fee to resume support and maintenance of back-level versions of the Access Software and the DBMS Software. Customer shall be responsible for acquiring and paying for the hardware and software required for it to use the Access Software, the DBMS Software and Custom Software at Customer's Computer Site and shall stop using the Access Software and return all copies of the Access Software and associated materials to DynaMark upon the expiration or termination of this Agreement.

In the event that DynaMark is unable to repair an Error after three attempts, it shall use all reasonable efforts to obtain replacement Access Software, DBMS Software or Custom Software as applicable, which performs substantially similar functions as the Access Software, DBMS Software or Custom Software replaced


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                                                                October 29, 1997
                                                                    Page 7 of 27

and will not substantially disrupt Customer access of the Chase Database. In the event an Error attributable to DynaMark cannot be repaired after three attempts or the Access Software DBMS Software or Custom Software replaced or a previous release of the subject Access Software, DBMS Software or Custom Software can not be utilized, DynaMark shall be liable for direct damages actually sustained by Customer as a result of such Error attributable to DynaMark.

DynaMark will as set forth in Section C (i) Customer Payment For Software and Equipment of Exhibit C (Chase Database Fees) hereto, arrange for maintenance including Updates and Error correction or hardware malfunction correction of therein referenced software and dedicated hardware.

3.4 License and Use By Affiliates. Customer reserves the right to request, and DynaMark agrees that it shall grant, additional licenses to use the Access Software to any Affiliate of Customer for the sole purpose of that Affiliate of Customer accessing only the data in the Chase Database; provided, that any grant of such license shall be conditioned upon the approval of the Third Party Access Software provider to so increase or decrease the number of licenses or sites; payment by Customer of agreed amounts for additional licenses to the Access Software, and written agreement to be bound by the terms of this Agreement by each such Affiliate of Customer, including provision that DynaMark can seek redress directly from the applicable Affiliate of Customer in event of material breach of the terms of this Agreement by said Affiliate of Customer. Customer further agrees that it reserves the right by written notice to DynaMark to request, and DynaMark agrees that it shall agree to increase or decrease the number of sites and Customer's employees with access; provided, that its agreement to increase or decrease the number of sites and employees shall be conditioned upon the approval of the Third Party Access Software provider to said increase or decrease and payment by Customer of agreed amount for increased or decreased number of sites and employees. Exhibit C shall then be amended accordingly. Customer agrees that it shall designate a representative to coordinate requests for additional licenses to the Access Software as well as requests for usage of or services regarding the Chase Database by Affiliates of Customer.

The Customer's Affiliates shall be permitted by Customer to access only that data in the Chase Database which may be shared with its Affiliates under the Fair Credit Reporting Act. All references to Customer in this Agreement shall be deemed to include the Affiliates of Customer who are licensed to use the Access Software or to request services from DynaMark regarding the Chase Database. The Customer representative shall inform DynaMark, in writing, if an Affiliate of Customer who is licensed to use the Access Software is authorized to obtain services from DynaMark regarding the Chase Database and DynaMark shall subject to the terms of this Agreement, provide such Affiliate with such services which shall be coordinated through the designated Customer representative. Unless otherwise agreed by the parties, Customer shall be invoiced for and shall pay all fees due for license, access and use of the Chase Database by the Affiliates of Customer and for services from DynaMark regarding the Chase Database obtained by the Affiliates of Customer.
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                                                                October 29, 1997
                                                                    Page 8 of 27

SECTION 4.   CHASE DATABASE SERVICES.

         4.1 Chase Database Services. The "Chase Database Services" shall consist of DynaMark loading the Imported Data received into the modules described in Exhibit B hereto and executing the directions transmitted to DynaMark by Customer with respect to the data actions set forth on Exhibit C to be taken as well as providing maintenance services specified above in Section
3.3. DynaMark shall take action that Customer requests it to take in connection with the Chase Database and the data therein. DynaMark also shall maintain the Chase Database at DynaMark in accordance with the security procedures set forth in Section 13 and the obligations regarding confidentiality in Sections 8 and 9. DynaMark further agrees to maintain, fix or arrange for the maintenance of the environment and equipment on which the Chase Database resides, at Customer's expense as set forth in subpart (i) of Section C (Access SoftwareAccess Charges) of Exhibit C as well as providing maintenance services specified above in
Section 3.3. DynaMark shall have no responsibility or liability to Customer or its Affiliates with respect to the execution of data actions in connection with the Chase Database by or on behalf of Customer or an Affiliate or the execution by DynaMark of data actions requested by or on behalf of Customer or an Affiliate including data actions that were transmitted by Customer or an Affiliate to DynaMark but not intended by Customer or the Affiliate, or with respect to the execution of data actions transmitted to DynaMark on behalf of Customer or a Affiliate that were changed from what Customer or the Affiliate intended. DynaMark may terminate this Agreement, in whole or part, upon thirty days notice to Customer if: (i) the Customer has failed to deliver the necessary data or specifications for DynaMark to provide Chase Database Service(s) within sixty (60) days of its receipt of written notice from DynaMark specifying such failure to deliver requisite data or specifications

         4.2 Change And Control. Customer will in writing advise DynaMark of the positions, titles and or names of those persons employed by Customer or Servicers who are authorized to direct DynaMark to execute data actions on behalf of Customer which substantially change the modules in the Chase Database described in Exhibit B, which substantially change the functionality of the Access Software, or who are authorized to submit requests for services under this Agreement.

         4.3 Inspection and Review. Following completion of any service or obligation by DynaMark, Customer shall promptly and carefully test the data and inspect said service and associated reports or output and shall promptly identify and advise DynaMark of any errors in said data, service, report or output (and in no event more than 30 days after receipt). Customer shall carefully inspect the Chase Database including without limitation the modules described in Exhibit B into which it is organized, prior to the Date of Execution and periodically thereafter in order for Customer to satisfy itself that the Chase Database complies with the FCRA.

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                                                                October 29, 1997
                                                                    Page 9 of 27

         4.4 Performance Standards For Chase Database Services. Early in the term of this Agreement, DynaMark and Customer shall each appoint a representative to discuss and use best efforts to reach mutual agreement on performance standards for DynaMark's performance hereunder of the Chase Database Services, and means of measuring the agreed upon performance standards as well as identifying any remedies available for the failure to meet or maintain such performance standards. Such performance standards, and methods of measurement of them may be modified over time by mutual agreement of the parties. The parties shall agree to, and document, priorities and accomplishments. If the parties have agreed upon performance standards for DynaMark's performance hereunder of the Chase Database Services (the" Performance Standards"), method of measuring the Performance Standards (the "Measurement"), and means of advising one another of the ongoing results of such, each such Performance Standard shall be so measured on an unofficial basis for three (3) months, during which time such Performance Standard(s) may be adjusted by mutual agreement of all the parties as necessary. At the conclusion of the three (3) month period, each Performance Standard for DynaMark's performance hereunder of the Chase Database Services and the Measurement of it as modified, shall be deemed "Official". Each Official Performance Standard shall thereafter be measured by the Official Measurement.

In the event that in any quarter, DynaMark fails to meet an Official Performance Standard(s) measured against its corresponding Official Measurement as agreed upon by the parties pursuant to this Section 4.4 (Performance Standards For Chase Database Services), Customer shall promptly and specifically in writing advise DynaMark of its ongoing deficient results on such Official Performance Standard and then DynaMark shall apply a credit on its next invoice to Customer in the amount of ten (10) percent of all charges billed to Customer directly related to said deficient Official Performance Standard for the quarter in which such Official Performance Standard was not met. If DynaMark has been so advised by Customer of its ongoing deficient results on such Official Performance Standard, then the failure of DynaMark to meet Official Performance Standards for two consecutive calendar quarters, shall entitle Customer to terminate this Agreement upon thirty days written notice to DynaMark provided in accordance with Section 6.3 (Termination For Cause). Upon such notification, Customer shall pay DynaMark all amounts then properly due for services provided under and in accordance with this Agreement, up to and including the effective date of termination.

4.6 Customer Provided Software. Customer may request that DynaMark install certain software acquired by Customer from a Third Party ("Customer Software") on the Dedicated Equipment as defined in Section C of Exhibit C for use hereunder. If mutually agreed upon by the parties and technically feasible for DynaMark to do so, then DynaMark will install the Customer Software on the Dedicated Equipment for use hereunder by DynaMark and its Affiliates and by and on behalf of Customer. Customer represents and warrants that it owns or possesses all rights and interests in the Customer Software as are necessary for DynaMark to install the Customer Software on the Dedicated Equipment for use by Customer, its Servicers and Affiliates and by DynaMark and its Affiliates


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                                                                October 29, 1997
                                                                   Page 10 of 27

hereunder, and that this installation and use of the hereunder of the Customer Software shall not infringe upon the legally protected proprietary rights of any Third Party. Customer represents and warrants that Customer will indemnify and hold DynaMark, its Affiliates, and their agents and employees, harmless from any loss, damage or liability (including reasonable attorney's fees) for infringement of any United States patent right, copyright, or other legally protected proprietary right with respect to the installation and use of the Customer Software hereunder so long as Customer is notified promptly in writing and is given authority and information reasonably required for the defense of same. Customer shall pay DynaMark rates mutually agreed upon by Customer and DynaMark for such installation of the Customer Software, plus expenses incurred in connection with the installation of the Customer Software. Customer shall be solely responsible for obtaining the rights necessary for DynaMark to install the Customer Software on the Dedicated Equipment for use by Customer, its Servicers and Affiliates and by DynaMark and its Affiliates hereunder. Customer shall be solely responsible for the costs of acquiring and maintaining the Customer Software and for arranging for maintenance including Updates and Error correction of the Customer Software. The provision in Section 11.3 (Limitation of Liability - Customer) shall not be construed to in any way limit Customer's indemnification obligations as provided above in this Section 4.6. The indemnity and hold harmless obligations of Customer in this Section shall survive termination of this Agreement.


SECTION 5.            DYNAMARK START-UP SERVICES.

         5.1 Start-up Training Sessions. Early in the term of this Agreement, DynaMark shall conduct for Customer, at a site selected by Customer the training sessions as described in the Chase Database Task Listing attached as Appendix A. During the term of this Agreement, DynaMark shall also conduct for Customer, at a site selected by Customer and at mutually agreed upon times, the additional training sessions as itemized in the Chase Database Task Listing (Appendix A). Customer will be responsible for the expense incurred in having its representatives attend such training session including but not limited to, the cost of travel, lodging, and meals. This training will occur in the time frame set forth in the Task Listing attached as Appendix A, unless the parties mutually agree otherwise.

         5.2 DynaLink Software Documentation. Within 60 days of the Date of Execution, DynaMark shall furnish to Customer the DynaLink Software and documentation describing the features and functions of DynaLink Software.

         5.3 Assistance with Initial Chase Database Access and Implementation. DynaMark shall supply to Customer telephone assistance in installing the DynaLink Software and other Access Software and using it to access the Chase Database. Such telephone assistance shall be for * within 90 days subsequent to the Date of Commencement. Thereafter, a reasonable amount of telephone assistance in using the Access Software to access the Chase Database,

                                                                October 29, 1997
                                                                   Page 11 of 27

shall be available to Customer through the DynaMark Technical Helpline during DynaMark's normal business hours on Business Days, at no additional charge.


SECTION 6.    TERM

         6.1 Term. The initial term of this Agreement shall be from Date of Execution until five (5) years from the Date of Execution. Thereafter, this Agreement shall automatically renew for successive terms of one year each unless and until one party shall give to the other party written notice of termination at least sixty (60) days prior to the conclusion of the then-current term. Notwithstanding anything in this Agreement to the contrary, licenses granted to Customer for use of data from a Third Party or Third Party software in connection with this Agreement shall terminate immediately upon the expiration or termination of the agreement between DynaMark and the Third Party for use of said data or software. In event of such termination, DynaMark will use reasonable efforts to obtain replacement for such data or software.

*

The parties agree that these Termination Fees are reasonable under the circumstances and that these termination fees have been carefully considered and agreed to by the Parties in view of the difficulty in ascertaining actual damages because of the complexities of the transaction and the substantial initial investment borne by DynaMark prior to the Date of Execution.


         6.2 Termination Due To Bankruptcy. Either party shall have the right to immediately suspend or terminate this Agreement at anytime prior to the expiration of its stated term with notice to the other party if the other party ceases operations or commences a voluntary case under the Bankruptcy Code or consents to or fails to contest in a timely and appropriate manner any petition filed against it in an involuntary case under the Bankruptcy Code or makes assignments for the benefit of creditors or is unable to fulfill its obligations under this Agreement due to bankruptcy, insolvency, receivership, or other cessation of its activities as an ongoing business. Termination under this
Section 6.2 shall be effective upon the other party's receipt of notice issued by the terminating party in accordance with this Section.

         6.3 Termination For Cause. (a) Either party shall have the right to immediately terminate this Agreement upon written notice to the other party in event of the other party's material breach of its confidentiality obligations in
Section 8 (Confidential Treatment of Information) of this Agreement.

         (b) Additionally this Agreement may be terminated for cause pursuant to and in accordance with Section 3.1 (Software License), Section 4.1 (Chase Database Services), Section 4.4 (Performance Standards For Chase Database Services) and Section 7.3 (Payment) upon written notice issued in accordance with Section 3.1, 4.1, 4.4 or 7.3 from the party specified in Section 3.1, 4.1,
4.4 or 7.3 to the other.

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                                                                October 29, 1997
                                                                   Page 12 of 27

         (c) Termination under this Section 6.3 shall be effective upon the other party's receipt of notice issued by the terminating party in accordance with this Section 6.3. Termination of this Agreement in accordance with its terms shall not, unless expressly otherwise provided in this Agreement, affect any right accruing to or obligation of either party arising prior to termination which by their terms are intended to survive.

         6.4 Termination For Cause-Transition Services. In the event of a termination of this Agreement by Customer pursuant to Section 6.1 (Term) for failure of DynaMark to to enter into at least one DynaMark Agency Agreement or failure of DynaMark to maintain in effect at least one DynaMark Agency Agreement during the term hereof while Customer maintains in effect at least one National Consumer Reporting Agency -Chase Agreement or pursuant to Section 6.2 (Termination Due To Bankruptcy) or Section 6.3 (Termination For Cause) above, DynaMark shall upon receipt of Customer's written request, furnish Customer all copies, in what ever media, partial or complete, of the Chase Database at DynaMark, which shall include without limitation, the data in the Chase Database from DynaMark's mainframe computer system which will be downloaded to the dedicated hardware equipment described in Section C of Exhibit C and the Compiled Data in the Chase Database modules, in the format compiled at the time of such termination. DynaMark's obligation to furnish Customer this Chase Database data is subject to the Third Party data suppliers express approval of such provision of such portion of the Compiled Data, if applicable; and DynaMark's receipt of all payment properly due under and in accordance with the terms of this Agreement, up to and including the effective date of termination. Such payment shall include, without limitation, full payment of all costs incurred or which DynaMark is contractually committed to incur in acquiring, maintaining and updating the Dedicated Equipment and any Other Dedicated Equipment as those terms are defined in Section C of Exhibit C which is leased or otherwise acquired by DynaMark under Section C of Exhibit C that have not already been billed to and paid by Customer, including any payment required for Customer to assume assignment or ownership of the Dedicated Equipment and any Other Dedicated Equipment or all costs related to acquiring, maintaining and updating the Dedicated Equipment and any Other Dedicated Equipment that have already been contractually committed to by DynaMark in accordance with the terms hereof, if assignment or ownership transfer is not permitted by the Third Party provider. Customer agrees that it shall reimburse DynaMark for DynaMark's actual cost to produce the Compiled Data, plus expenses. Upon termination of this Agreement pursuant to Section 6.2 or Section 6.3 above, DynaMark shall (upon written request from Customer) also provide Customer with a copy of the Source Code for the most recent version of any Custom Software; provided that the payment then properly due for the Custom Software has been fully paid for by Customer. Additionally, if requested by Customer, DynaMark may provide assistance in the relocation of the Chase Database in a manner which facilitates Customer's use of the Chase Database. Customer shall reimburse DynaMark's actual reasonable costs for all time spent by DynaMark assisting in the relocation of the Compiled Data from the Chase Database, plus all reasonable travel expenses incurred by DynaMark in connection therewith for travel that is preapproved by Customer.

                                                                October 29, 1997
                                                                   Page 13 of 27

         6.5 Other Early Termination. In circumstances other than those described above in Section 6.1 (Term) for failure of DynaMark to to enter into at least one DynaMark Agency Agreement or failure of DynaMark to maintain in effect at least one DynaMark Agency Agreement during such time during the term hereof that Customer maintains in effect at least one National Consumer Reporting Agency -Chase Agreement or in Section 6.2 (Termination Due To Bankruptcy) or Section 6.3 (Termination For Cause), this Agreement may be terminated prior to the expiration of its stated term by Customer providing DynaMark at least sixty days prior written notice of termination. This termination shall become effective within a mutually agreed time following notification. In the event of termination under this Section 6.5, DynaMark shall be, and following such termination, shall remain entitled to receive: the Termination Fee as set forth in Section 6.6 below, payment from Customer of all fees and charges properly due hereunder at the time of such termination, and full payment of all costs incurred or which DynaMark is contractually committed to incur in acquiring, maintaining and updating the Dedicated Equipment and any Other Dedicated Equipment as those terms are defined in Section C of Exhibit C which is leased or otherwise acquired by DynaMark under Section C of Exhibit C that have not already been billed to and paid by Customer, including any payment required for Customer to assume assignment or ownership of the Dedicated
Equipment and any Other Dedicated Equipment or all costs related to acquiring, maintaining and updating the Dedicated Equipment and any Other Dedicated Equipment that have already been contractually committed to by DynaMark in accordance with the terms hereof, if assignment or ownership transfer is not permitted by the Third Party provider.

6.6      Termination Fee. *

The parties agree that these Termination Fees are reasonable under the circumstances and that these termination fees have been carefully considered and agreed to by the Parties in view of the difficulty in ascertaining actual damages because of the complexities of the transaction and the substantial initial investment borne by DynaMark prior to the Date of Execution. The parties agree that the Termination Fees set forth above in this Section 6.6 (Termination
Fee) will not apply in the event that this Agreement is terminated by Customer pursuant to Section 6.1 (Term) for failure of DynaMark to enter into at least one DynaMark Agency Agreement or failure of DynaMark to maintain in effect at least one DynaMark Agency Agreement during such time during the term hereof that Customer maintains in effect at least one National Consumer Reporting Agency -Chase Agreement.

         6.7 Additional Transition Services. Upon the termination of this Agreement for whatever reasons, DynaMark agrees that it shall provide Customer reasonably requested assistance, at Customer's expense, in obtaining permission of the Third Party Access Software provider for Customer to have the right to the Third Party Access Software necessary for Customer to utilize the Chase Database in another environment. Customer agrees to cooperate with DynaMark in the provision of such services and to reimburse DynaMark for its

                                                                October 29, 1997
                                                                   Page 14 of 27

time expended at consulting rates to be mutually agreed upon by Customer and DynaMark plus expenses incurred in the provision of such services. Additionally, if requested by Customer, DynaMark may provide a reasonable amount of assistance in the relocation of the Compiled Data from the Chase Database. Customer shall pay DynaMark a reasonable mutually agreed upon amount for DynaMark's assistance in the relocation of the Compiled Data, plus all reasonable travel expenses incurred by DynaMark in connection therewith for travel that is preapproved by Customer.

SECTION 7.   FEES.

         7.1 Chase Database Fees. Beginning on the Date of Execution and during the term of this Agreement, Customer shall pay to DynaMark the Chase Database fees set forth on Exhibit C attached hereto, as it may be modified from time to time as provided in this Agreement. The initial Chase Database Fee Schedule set forth on Exhibit C shall remain in effect for the first year of the initial term of this Agreement. Thereafter, the rates and charges on Exhibit C are subject to increase once per calendar year upon ninety (90) days prior written notice to Customer. *

         7.2 Additional Service Fees. DynaMark will issue and Customer shall pay monthly invoices for the additional services provided to Customer including those provided pursuant to a Service Request or any addendum or amendment hereto. Supporting documentation for amounts invoiced for additional services shall be provided to Customer upon request.

         7.3 Payment. All payments for services rendered pursuant to this Agreement shall be due on the date of the invoice. The amount of any invoice not paid within 60 days after the date of the invoice shall incur interest at a monthly rate of 1% from the date of the invoice until paid. Customer also agrees to pay reasonable attorney's fees and other costs incurred in collection of any amounts not paid when due.

Should Customer fail to pay any invoice, which is not subject to prior good faith dispute, within 75 days of the date of the invoice, DynaMark, at its sole option, may suspend providing services hereunder to Customer, all invoiced amounts remaining due and payable. Should Customer fail to pay any invoice within 90 days of the date of the invoice, DynaMark may terminate this Agreement, in whole or part, upon thirty days notice to Customer, all invoiced amounts remaining due and payable.

         7.4 Taxes. In addition to the prices provided for herein, Customer shall pay DynaMark the amount of any sales, use or other taxes now or hereafter imposed by any federal state or local authority upon or with respect to the transactions under this Agreement or a Service Request hereunder other than taxes imposed on the net income of DynaMark and personal property taxes.


SECTION 8.            OWNERSHIP OF SYSTEMS AND MATERIALS.

                                                                October 29, 1997
                                                                   Page 15 of 27

         8.1 DynaMark Materials. All DynaLink Software, DynaMatch(R) merge/purge software and other software of DynaMark used in connection with the Chase Database, including all custom Access Software, software, systems, programs, operating instructions and associated documentation prepared by DynaMark and all proprietary information provided by DynaMark about its pricing, systems and business plans shall be and remain the property of DynaMark ( the "DynaMark Materials").

         8.2 Customer Materials. * Any and all Customer Materials produced by DynaMark at the request of Customer hereunder shall be the property of Customer, to the extent that such work may be designated a work made for hire, and DynaMark hereby transfers and assigns to Customer in perpetuity any and all copyrights and other proprietary rights and ownership in and to such works, to which DynaMark may otherwise be entitled effective upon receipt by DynaMark of full payment due hereunder. * DynaMark agrees to provide reasonable requested assistance to Customer, at Customer's expense, to obtain such rights to the extent possible. Upon termination of this Agreement all data, materials and property belonging to one party shall be returned to that party.

         8.3 Third Party Materials. All Third Party software used or provided by DynaMark in connection with the Chase Database, including the Access Software and DBMS Software licensed to DynaMark by Third Parties, i.e., any * Software of *, * software and any * Software, is and shall remain the property of the Third Party.


SECTION 9.    CONFIDENTIAL TREATMENT OF INFORMATION.

         9.1 Customer Information. (a) DynaMark will safeguard and hold confidential from disclosure to any Third Party or entity, except a person or entity approved in writing in advance by Customer at Customer's sole discretion, the Chase Database, including any data therein, all Custom Software, all Imported Data, all Depersonalized Attributes and Prescreen Information, proprietary marketing strategies, programs, specifications and associated documentation, promotion plans and promotion tracking results which DynaMark receives for use hereunder from or on behalf of Customer during the course of this Agreement (hereinafter, the "Confidential Information"). The use of such Confidential Information by DynaMark shall be solely limited to the purpose(s) specified in this Agreement or Service Request Forms and DynaMark shall not otherwise transfer, sell, reveal or otherwise communicate directly or indirectly any of Customer's Confidential Information, except as authorized by Customer or Servicer in writing. DynaMark agrees to hold Customer harmless from and against any claim, loss or expense that Customer may suffer as a result of DynaMark's negligent failure to safeguard Customer's Confidential Information through use of the same standard of care that DynaMark uses to protect its own confidential information, which standard of care shall not be less than a standard of reasonable care. The Compiled Data in the Chase Database and the Custom Software shall be provided to Customer upon termination of this Agreement in

                                                                October 29, 1997
                                                                   Page 16 of 27

accordance with the Subsections of Section 6 (Term). All other Confidential Information which DynaMark receives from or on behalf of Customer shall be returned to Customer upon termination of this Agreement or earlier if requested by Customer and no longer needed for purposes of this Agreement or Service Request Forms. Confidential Information subject to this paragraph shall not include information: which is or becomes part of the public domain other than by an act or omission of DynaMark; or, which is demanded by lawful order from any court or any body empowered to issue such an order; or, which is independently developed by personnel of DynaMark; or is or becomes known to DynaMark other than through DynaMark's receipt of Confidential Information hereunder; or, which is or becomes known to DynaMark from third parties not under an obligation of confidence to Customer. DynaMark's obligations under this Subsection 9.1(a) are limited to diligent compliance with the same methods and procedures that DynaMark uses to protect its own confidential information from disclosure. The provisions of this Section 9.1 (Customer Information) and subsections thereto shall survive any termination of this Agreement and shall bind the parties, their successors and assigns.

(b) If DynaMark is requested or required (by subpoena, civil investigative demand or similar legal process) to disclose any Confidential Information, DynaMark will promptly notify Customer of such request or requirement so that Customer may at its expense seek an appropriate protective order; however, DynaMark shall have no obligation to obtain such protective order or otherwise contest such legal process. Then, DynaMark may disclose Confidential Information of Customer if still compelled to do so pursuant to legal process.

(c) Customer agrees that auditors from or retained by a National Consumer Reporting Agency with whom Customer has entered into a National Consumer Reporting Agency -Chase Agreement may be permitted to audit DynaMark's procedures for handling and processing of data in connection with the PreScreen Services, including without limitation DynaMark's procedures relating to the handling and processing of Depersonalized Attributes and PreScreen Information upon reasonable notice. Customer shall reasonably cooperate with respect to such audit.

         9.2 DynaMark Information. Customer and its Servicers will safeguard the DynaMark Materials and the Access Software and hold them confidential from disclosure to any Third Party or entity, except a person or entity approved in writing in advance by DynaMark. No aspects of the DynaMark Materials, including the DynaLink Software, or the other Access Software, and without limitation, programs, specifications, documentation and methods of processing, shall be sold, revealed, disclosed or otherwise communicated, directly or indirectly by Customer or its Servicers to any person, company or institution whatsoever. Customer agrees to hold DynaMark harmless from and against any claim, loss or expense that DynaMark may suffer as a result of Customer's or its Servicers negligent failure to so safeguard the DynaMark Materials and the Access Software through use of the same standard of care that Customer uses to protect its own Confidential Information which standard of care shall not be less than a standard of reasonable care. It is understood that except for the License

                                                                October 29, 1997
                                                                   Page 17 of 27

described herein, no title to or rights in the DynaMark Materials or the other Access Software, or any part thereof, is transferred to Customer or to its Servicer by this Agreement. However, Customer and its Servicers have no obligation to safeguard any material provided by DynaMark if such material is or becomes publicly available other than by an act or omission of Customer; is independently developed by personnel of Customer; is or becomes known to Customer other than through Customer's receipt of the DynaMark Materials or the Access Software provided by DynaMark hereunder; which is or becomes known to Customer from third parties not under an obligation of confidence to DynaMark; or, is demanded by a lawful order from any court or any body empowered to issue such an order. Customer agrees to notify DynaMark promptly of the receipt of any such order, and to provide DynaMark with a copy of the order. Customer's obligations under this Subsection 9.2 are limited to diligent compliance with the same methods and procedures that Customer uses to protect its own Confidential Information from disclosure. The provisions of this paragraph shall survive any termination of this Agreement and shall bind the parties, their successors and assigns.

         9.3 Injunctive Relief. In the event of any breach of the obligations under this Section 9 (Confidential Treatment of Information), each party acknowledges that the other party would have no adequate remedy at law, since the harm caused by such a breach would not be easily measured and compensated for in damages, and that in addition to such other remedies as may be available to the other party, the other party may obtain injunctive relief including, but not limited to, specific performance.

         9.4 Non-exclusive Agreement. Nothing in this Section 9 (Confidential Treatment of Information) or in this Agreement is intended to prevent Customer from obtaining database, products or services of a same or similar nature to those obtained by it from DynaMark under this Agreement from parties other than DynaMark; nor is anything in this Agreement intended to prevent DynaMark from providing a database, products and services of a same or similar nature to that provided by it to Customer under this Agreement to parties other than Customer. Further, nothing in this Section 9 (Confidential Treatment of Information) or in this Agreement is intended to prevent DynaMark from developing and subsequently utilizing with others any constituent elements of the Chase Database, including but without limitation: the structure of data tables and files, the data model consisting of the design of the database and of the tables that will be implemented in the database management system, the star schema, and the metatdata, even if they are the same or similar to those in the Chase Database.


SECTION 10.           WARRANTIES.

         10.1 Software. DynaMark warrants that the DynaLink Software will perform the technical functions described in DynaLink Software Users Guide and can be used by Customer to access data in the modules of the Chase Database described on Exhibit B, provided that Customer has not modified the DynaLink

                                                                October 29, 1997
                                                                   Page 18 of 27

Software. DynaMark does not warrant that the DynaLink Software or the other Access Software is or will be totally error free or its operation uninterrupted. DynaMark does not warrant that the DynaLink Software or the other Access Software will run on every computer, network, or operating system. To the extent permitted by its agreement(s) with the Third Party software licensor(s) of the other Access Software, DynaMark warrants that such other Access Software as delivered will substantially perform the technical functions set forth in the documentation related thereto provided by the respective Third Party software licensor. Nothing in this section is intended to derogate DynaMark's obligations to provide maintenance services as set forth in Section 3.3 of this Agreement.

         10.2 Patent, Copyright or Trade Secret Infringement. DynaMark warrants that it owns or possesses all rights and interests in the DynaLink Software and the other Access Software, as are necessary to enter into this Agreement, and that Services DynaMark provides hereunder shall not infringe upon the legally protected proprietary rights of any Third Party and that it will indemnify and hold Customer, its agents and employees, harmless from any loss, damage or liability (including reasonable attorney's fees) for infringement of any United States patent right, copyright, or other legally protected proprietary right with respect to the DynaLink Software as provided so long as DynaMark is notified promptly in writing and is given authority and information reasonably required for the defense of same. DynaMark shall not be responsible for any cost, expense, or compromise incurred or made by the Customer without DynaMark's prior written approval. If, at any time, DynaMark is of the opinion that the DynaLink Software is likely to become the subject of any such action, DynaMark may, at its sole option and expense, (a) obtain the right to continue to use the software; or if (a) is not commercially feasible then (b) replace or modify such software, provided that no such replacement or modification shall impair the performance of software, and if (a) and (b) are not commercially feasible then
(c) remove such software; provided, however, that if such removal materially impairs the services to be provided to Customer hereunder, Customer may terminate this Agreement and DynaMark shall refund Customer all fees paid hereunder for use of the Chase Database for each full calendar month after removal of such software. Notwithstanding the foregoing, the parties agree that DynaMark shall have no obligation hereunder to indemnify and hold harmless Customer for an alleged infringement related, directly or indirectly, to the interconnection by Customer of the DynaLink Software with hardware or software not provided by DynaMark. The provision in Section 11.2 (Limitation of Liability -DynaMark) shall not be construed to in any way limit DynaMark's indemnification obligations as provided above in this Section 10.2. The indemnity and hold harmless obligations of DynaMark in this Section shall survive termination of this Agreement.

         10.3 Accuracy. DynaMark will use reasonable efforts to accurately input the Imported Data into the Chase Database and will use reasonable efforts to accurately transmit the Exported Data to Customer. DynaMark does not warrant or guarantee that any information or data it utilizes or provides, including the Imported Data and the Exported Data, is accurate or up-to-date. DynaMark cannot and does not guarantee the accuracy or completeness of the

                                                                October 29, 1997
                                                                Page  19  of  31

Depersonalized Attributes or PreScreen Information or of any of the credit bureau records which are prescreened or used incident hereto. Further, DynaMark cannot and does not guarantee the accuracy or completeness of the data or information of any type communicated by a Third Party, be it a credit bureau or other vendor incident hereto or otherwise associated with Customer's marketing programs.

         10.4 Warranty. THE WARRANTIES AND REMEDIES STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHERS, WHETHER EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WHICH ARE HEREBY DISCLAIMED.


SECTION 11.    LIABILITY.

         11.1 Liability. DynaMark will use due diligence in performing its obligations under this Agreement and the performance by DynaMark of all its services provided under this Agreement shall be consistent with industry standards. DynaMark shall indemnify and hold harmless Customer and its employees from and against any and all liability, loss or damage Customer may suffer as a result of claims, demands, costs or judgments against Customer arising out of DynaMark's negligent failure to comply with the performance standard in the first sentence of this Section; provided, that DynaMark's obligation to indemnify Customer shall be limited to the actual losses by Customer resulting from DynaMark's negligent failure to comply and shall exclude any indirect, special, consequential, or punitive damages. The liability of DynaMark for any claims, losses or damages arising out of or related to this Agreement or the Chase Database shall be limited as provided in Subsection 11.2 of this Agreement. The liability of Customer for any claims, losses or damages arising out of or related to this Agreement or the Chase Database shall be limited as provided in Subsection 11.3 of this Agreement. Neither Party shall be liable to the other Party or any Affiliates of the other Party for any claims, damages, losses or expenses arising out of the performance of the services to be performed by it pursuant to this Agreement if such claims, damages, losses or expenses are due to causes that are beyond its reasonable control.

         11.2 Limitation of Liability - DynaMark. DynaMark shall not be liable for any loss, cost, or expense of Customer, any Affiliates of Customer or any Third Party resulting from or related to the data with which the Chase Database is populated or the manner in which the Chase Database is used provided that DynaMark has acted in accordance with the terms hereof or at the direction of Customer, its Servicers or authorized Affiliates. Notwithstanding any contrary provision contained in this Agreement, in no event other than for fulfillment by DynaMark of its indemnification obligation under Section 10.2 (Patent, Copyright or Trade Secret Infringement) or for liability with respect to use of the Access Software by DynaMark in willful breach of its Agreement with the Third Party Access Software Provider or for liability resulting from its willful breach of its confidentiality obligations under Section 9.1(a), shall the total liability of

                                                                October 29, 1997
                                                                   Page 20 of 27

DynaMark for any claims, losses or damages arising out of or related to this Agreement, the Chase Database or its services hereunder or from breach of its warranties in this Agreement exceed the total amount of fees and charges paid by Customer pursuant to this Agreement during the 6-month period preceding the claim for the product, service or module to which the liability relates. IN NO EVENT OTHER THAN FOR FULFILLMENT BY DYNAMARK OF ITS INDEMNIFICATION OBLIGATION UNDER SECTION 10.2 (PATENT, COPYRIGHT OR TRADE SECRET INFRINGEMENT) OR FOR LIABILITY RESULTING FROM ITS WILLFUL BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 9.1(A), SHALL DYNAMARK'S, ITS OFFICERS', DIRECTORS' OR EMPLOYEES' LIABILITY OF ANY KIND FOR ANY MATTER OR THING WHATSOEVER, BASED UPON, RELATING TO, OR ARISING OUT OF THIS AGREEMENT, INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, EVEN IF DYNAMARK SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH POTENTIAL LOSS OR DAMAGE.

11.3 Limitation of Liability - Customer. Notwithstanding any contrary provision contained in this Agreement, except for fulfillment of its payment obligation under the Subsections of Section 6 (Term) and Subsections of Section 7 (Fees), under Section 15.6 (Customer Responsibility), for liability with respect to use of the Access Software by Customer or a Customer Affiliate in willful breach of the Agreement, for fulfillment by Customer of its indemnification obligation under Section 4.6 (Customer Provided Software) or for liability resulting from its willful breach of its confidentiality obligations under Section 9.2, in no other event shall the total liability of Customer for any claims, losses or damages arising out of or related to this Agreement, the Chase Database or from breach of its obligations in this Agreement exceed the total amount of fees and charges to be paid by Customer pursuant to this Agreement during the 6-month period preceding the claim for the product, service or module to which the liability relates. IN NO EVENT OTHER THAN FOR FULFILLMENT BY CUSTOMER OF ITS INDEMNIFICATION OBLIGATION UNDER SECTION 4.6 (CUSTOMER SOFTWARE) OR FOR LIABILITY RESULTING FROM ITS WILLFUL BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 9.2, SHALL CUSTOMER'S, ITS OFFICERS', DIRECTORS' OR EMPLOYEES' LIABILITY OF ANY KIND FOR ANY MATTER OR THING WHATSOEVER, BASED UPON, RELATING TO, OR ARISING OUT OF THIS AGREEMENT, INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, EVEN IF CUSTOMER SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH POTENTIAL LOSS OR DAMAGE. The foregoing Section shall not be construed to in any way limit Customer's indemnification obligations as provided in Section 15.6 (Customer Responsibility).

                                                                October 29, 1997
                                                                   Page 21 of 27
SECTION 12.           FAILURE OF PERFORMANCE.

         12.1 DynaMark shall not be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its reasonable control. Without limiting the generality of the foregoing, such causes include acts of God or the public enemy, nature, fires, floods, storms, tornadoes, earthquakes, riots, strikes, blackouts, wars or war operations, restraints of government, walkouts or shortages or inability to obtain materials, labor, fuel, energy, or machinery at reasonable prices or from regular sources, the failure of Customer or a Third Party to perform its obligations related to this Agreement or other cause or causes which could not with reasonable diligence be controlled or prevented by DynaMark. Should DynaMark at any time be unable, due to any of the aforesaid causes, to supply its own and all of its Customers' requirements (including customers not under contract), DynaMark will allocate its available production capacity to its customers on such terms as it may deem advisable and in such event Customer, upon written notice to DynaMark, may withdraw Service Requests upon which DynaMark has not begun preparation. For purposes hereof, DynaMark's Customers shall be deemed to include Affiliates of DynaMark. DynaMark shall maintain a Contingency Plan for site backup in case of natural disaster or other disaster. This Contingency Plan shall provide for a fully operational site back-up for batch processing within 72 hours of the occurrence of the disaster, provided the backup site is not disrupted by disaster.


SECTION 13.       SECURITY PROCEDURES

         13.1 DynaMark shall, during the term of this Agreement, maintain at its sole expense the following Security Procedures:

         a) No visitor is to be permitted on DynaMark premises without first signing in and receiving a visitor's badge;

         b) All visitors must be escorted while on secured areas of DynaMark's premises;

         c) On weekends and holidays, an employee of DynaMark or a bonded guard must be present at secured areas of DynaMark's premises;

         d) Upon receipt of any tape containing Confidential Information, DynaMark shall secure it immediately in a card accessed control area or locked control area;

         e) Customer's files shall be stored on magnetic tape in a secured library or a secured offsite vault;

         f) Customer's tapes (which shall not include tapes provided to DynaMark pursuant to a National Consumer Reporting Agency-Chase Agreement) shall be logged in upon receipt and returned

                                                                October 29, 1997
                                                                   Page 22 of 27

                  upon completion of the job (foreign tapes immediately after completion of the job but work tapes must be maintained at a DynaMark approved site for a minimum of ninety (90) days and can only be scratched upon Customer's written approval). After ninety (90) days, a storage fee of $.50 per reel per month will be charged by DynaMark to Customer;

         g)       The   Customer's   account   representatives   and  authorized
                  personnel at DynaMark shall be the only individuals permitted to handle Confidential Information in whatever form;

         h)       Only  DynaMark   personnel  with   authorization  or  visitors
                  accompanied by authorized DynaMark personnel may enter the computer room;

         i) DynaMark shall instruct all pertinent personnel with respect to the confidentiality of all Confidential Information and the procedures set forth herein.

         j) To the extent set forth in Exhibit C, the Chase Database shall be maintained on a dedicated platform. The Chase Database shall be maintained with appropriate firewalls implemented to maintain the confidentiality of the Chase Database.

         k) DynaMark agrees to be bound by, and shall implement and maintain such additional information security procedures as are mutually agreed upon by the Parties and which shall be attached hereto as Exhibit D.

         13.2 RIGHT TO AUDIT. Customer (or an independent certified auditor designated in writing by Customer or an authorized government regulator of Customer which is designated in writing by Customer) shall have the right upon reasonable notice to DynaMark, during normal business hours, to conduct reasonable on-site inspections of DynaMark's premises in accordance with DynaMark's security procedures to audit DynaMark's compliance with the Security Procedures set forth above in this Section of the Agreement.

                                                                October 29, 1997
                                                                   Page 23 of 27
SECTION 14.    NOTICES

         14.1 Any notices provided for in this agreement shall be given in writing and transmitted by personal delivery, facsimile transmission or prepaid first class registered or certified mail, return receipt requested, addressed as follows:

         If to Customer:

         Chase Manhattan Bank USA, National Association
         802 Delaware Avenue
         Wilmington, DE  19801
         Attn: Michael J. Barret, President

         With Copy to:
         The Chase Manhattan Bank
         100 Duffy Ave
         Hicksville, NY 11801
         Attn: Philip Lankford

         If to DynaMark:
         DynaMark, Inc.
         4295 Lexington Avenue North
         St. Paul, MN  55126-6164
         ATTN:  President

         With copy to:
         Fair, Isaac and Company, Inc.
         120 North Redwood Drive
         San Rafael, California  94903
         ATTN:   Senior Vice President and General Counsel

                                                                October 29, 1997
                                                                   Page 24 of 27

SECTION 15.   MISCELLANEOUS.

         15.1 Delaware Law. This Agreement, and the performance hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

         15.2 Binding Effect. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         15.3 Section Headings. The headings of the sections or subsections in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning of any of the provisions of this Agreement.

         15.4 Incorporation of Exhibits. Each of the exhibits referred to herein and attached hereto are incorporated herein and shall be deemed to be a part of this Agreement.

         15.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         15.6 Customer Responsibility. DynaMark shall have no liability for any actions, delays, errors, misrepresentations, or failures to act on the part of any Third Party retained by or on behalf of Customer, be it a credit bureau, letter shop, list vendor, or other participant in any aspect of the Customer's marketing efforts. Pricing and service considerations for the Depersonalized Attributes, PreScreen Information and PreScreen Services, or for use of a national credit bureau's prescreening facility are to be negotiated between Customer and the relevant credit bureau and shall be paid for by the Customer.

         It is specifically agreed that Customer is solely responsible for the determination of exclusion criteria, customer credit criteria and selection strategies utilized in connection with the PreScreen Services and for the communication of all exclusion and customer credit criteria and other prescreen selection criteria to the appropriate credit bureaus and to their designated agent for the provision of data processing services related to the PreScreen Services. It is specifically agreed that Customer is solely responsible for the determination of exclusion criteria, customer selection criteria and selection strategies utilized in connection with the non-prescreen selections and for the communication of all exclusion and selection strategies to DynaMark for the provision of data processing services related to the non-prescreen selections.

         Customer shall be solely responsible for its and its Servicers' compliance with all federal, state and local laws and regulations to which it is subject incident hereto. Customer is solely responsible for the manner in which Customer and its Servicers use, access and populate the Chase Database or direct that the Chase Database be populated and for all actions taken in connection with the Chase Database by or at the direction of Customer or its Servicers. Customer

                                                                October 29, 1997
                                                                   Page 25 of 27

is also solely responsible for the accuracy, adequacy and formatting of programs and data transmitted to DynaMark by or for Customer and the Exported Data obtained by or for Customer. Customer shall indemnify and hold DynaMark and all of its Affiliates, agents, subcontractors and employees harmless from and against any and all liabilities, damages, losses, claims, costs and expenses (including attorneys' fees) actually incurred arising out of or related to use of the Chase Database by or at the direction of Customer or a Servicer, actions taken by or at the direction of Customer or a Servicer in connection with the Chase Database, a prescreened solicitation or marketing campaign and the data included in the Chase Database by or at the direction of Customer or a Servicer ("Losses"), except for any Losses to the extent that such Losses are attributable to DynaMark's grossly negligent failure to follow the direction expressly given to DynaMark by Customer or a Servicer concerning an action to be taken by DynaMark in connection with the Chase Database. Customer waives all claims against DynaMark arising out of any actions taken by DynaMark or use of the Chase Database by or on behalf of Customer or a Servicers in violation of the FCRA or the Equal Credit Opportunity Act and Regulation B thereto, (even if DynaMark has obtained data on behalf of Customer, performed analysis, PreScreen Services or other work in connection with such use) and will indemnify and hold DynaMark harmless against any loss or expense incurred by DynaMark as the result of such actions or use, except for any any loss or expense incurred by DynaMark to the extent that such loss or expense is attributable to DynaMark's grossly negligent failure to follow the direction expressly given to DynaMark by Customer or a Servicer concerning a use DynaMark was to make of the Chase database or an action to be taken by DynaMark in connection with the Chase Database. Customer shall assume, pay, indemnify, defend, hold harmless and reimburse DynaMark, all of its Affiliates, agents and employees and its successors and assigns for any and all liabilities, damages, claims suits, judgments, losses, costs, and expenses (including reasonable attorney's fees and court costs) directly or indirectly incurred by DynaMark in connection with claims that Customer or a Servicer failed to comply with any law or regulations to which it is subject incident hereto; or, in connection with any trademarks or other proprietary rights relating to that portion of any service specified by Customer. The provision in Section 11.3 (Limitation of Liability - Customer) shall not be construed to in any way limit Customer's indemnification obligations as provided above in this Section 15.6. The indemnity and hold harmless obligations of Customer in this Section shall survive termination of this Agreement.

         15.7 Insurance. DynaMark shall maintain, throughout the term of this Agreement, a policy of worker's compensation insurance with coverage limits as may be required by the law of the state in which the services are to be performed. DynaMark further agrees to maintain adequate (i) general liability insurance and (ii) automobile liability insurance providing coverage against liability for bodily injury, death and property damage which may arise out of or be based upon any act or omission of any of its employees, agents or subcontractors under this Agreement. Upon written request, DynaMark shall promptly provide certificate(s) from its insurers indicating the amount of such

                                                                October 29, 1997
                                                                   Page 26 of 27

coverage, the nature of such coverage and the expiration date of each applicable policy.

         15.8 Equal Employment Opportunity. Unless exempt, then to the extent that it is hereby legally required to do so, DynaMark will comply with U.S. Department of Labor regulations regarding (a) equal employment opportunity obligations of government contractors and subcontractors, 41 Code of Federal Regulations ("C.F.R.") ss. 60-1.4 (a) (1)-(7); (b) employment by government contractors of Vietnam-era and disabled veterans, 41 C.F.R. ss. 60-250.4
(a)-(m); (c) employment of the physically handicapped by government contractors and subcontractors, 41 C.F.R. ss. 60-741.4 (a)-(f); (d) developing written affirmative action programs, 41 C.F.R. ss. 60-2.1, 60-250.5, and 60-741.5; (e) certifying no segregated facilities, 41 C.F.R. ss. 60-1.8; (f) filing annual EEO-1 reports, 41 C.F.R. ss. 60-1.7; and (g) utilizing minority-owned and female-owned business concerns, 48 C.F.R. ss.ss. 512-219.9 and 52-219.12 all of which are incorporated by reference herein to the extent to which they apply.

         15.9 No Assignment. This Agreement may be assigned by Customer to an Affiliate of Customer upon Customer's receipt of the express written consent of DynaMark, which consent shall not be unreasonably withheld. This Agreement may not be otherwise assigned by Customer without the express written consent of DynaMark. This Agreement may not be assigned by DynaMark without the express written consent of Customer. Customer hereby agrees that DynaMark shall have the right to perform any or all of the services to be provided hereunder through any existing or future direct or indirect parent company of DynaMark or any existing or future direct or indirect subsidiary of such parent company or any of DynaMark's Affiliates. However, DynaMark shall not provide services hereunder through any Affiliate of DynaMark if provision of such services by said Affiliate of DynaMark would conflict with the obligations of that Affiliate of DynaMark to provide the data processing services required to provide Customer the Depersonalized Attributes, PreScreen Information and PreScreen Services under an agency agreement with a National Consumer Reporting Agency.

         15.10 Entire Agreement. This Agreement is the complete and exclusive statement of the agreement between the parties concerning the subject matter hereof. This Agreement supersedes and merges all prior proposals, undertakings, and all other agreements, oral and written, between the parties relating to the subject matters thereof. This Agreement may not be modified or altered except by written instrument duly executed by all parties hereto. No purported waiver of any provision hereof shall be binding unless set forth in a written document signed by the party to be charged. Any waiver shall be limited to the circumstance or event specifically referenced in the written waiver document and shall not be deemed a waiver of any other provision of this Agreement or of the same circumstance or event upon any recurrence thereof.

         No party hereto is bound by the terms of a National Consumer Reporting Agency -Chase Agreement or a DynaMark Agency Agreement if it is not a party to such agreement.

                                                                October 29, 1997
                                                                   Page 27 of 27


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 Chase Manhattan Bank USA,
                                 National Association

                                 By:
                                        ----------------------------------------
                                 Title:
                                        ----------------------------------------

                                 DynaMark, Inc.

                                 By:
                                        ----------------------------------------
                                 Title
                                        ----------------------------------------